                                                                   EXHIBIT 10(s)














                              EMPLOYMENT AGREEMENT



                                    Between

                         THE STANDARD PRODUCTS COMPANY

                                      And

                              RONALD L. ROUDEBUSH
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                               TABLE OF CONTENTS

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                                                                                        PAGE
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                                     ARTICLE I

Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.01    Employment As Chief Executive Officer  . . . . . . . . . . . . . . . . . . . .    1
1.02    Election as Director and Vice Chairman . . . . . . . . . . . . . . . . . . . .    1
1.03    Other Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                     ARTICLE II

Term of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
2.01    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                     ARTICLE III

Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
3.01    Base Salary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
3.02    Bonus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                     ARTICLE IV

Other Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
4.01    Incentive, Savings and Retirement Plans  . . . . . . . . . . . . . . . . . . .    2
4.02    Welfare Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
4.03    Fringe Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
4.04    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
4.05    Automobile . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
4.06    Office and Support Staff . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
4.07    Vacation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
4.08    Relocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
4.09    Country Club . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

                                     ARTICLE V

Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
5.01    Termination of Employment for Cause or Other Than for Good Reason  . . . . . .    4
5.02    Termination of Employment for Death or Disability  . . . . . . . . . . . . . .    4
5.03    Termination of Employment By The Company Without Cause Or By the
        Executive for Good Reason  . . . . . . . . . . . . . . . . . . . . . . . . . .    5
5.04    Other Termination Benefits . . . . . . . . . . . . . . . . . . . . . . . . . .    6

                                     ARTICLE VI

Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
6.01    "Disability" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
6.02    "Cause"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
6.03    "Change in Control"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
6.04    "Good Reason"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
6.05    "Date of Termination"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

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
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                                     ARTICLE VII

Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
7.01    Noncompetition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
7.02    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
7.03    Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
7.04    Nonalienation of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
7.05    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
7.06    Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
7.07    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
7.08    Counterpart Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
7.09    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
7.10    Effect on Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .   10
7.11    Filing with SEC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
7.12    Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, executed this 1st day of July 1997, is made by and between THE STANDARD PRODUCTS COMPANY, an Ohio corporation having its principal place of business in Dearborn, Michigan (the "Company"), and RONALD L. ROUDEBUSH, a resident of Cincinnati, Ohio (the "Executive").

         The Company desires to obtain the services of the Executive, and the Executive is willing to render such services, in accordance with the terms hereinafter set forth.

         Accordingly, the Company and the Executive agree as follows:


                                   ARTICLE I

                                     Duties

         1.01 Employment As Chief Executive Officer. On July 1, 1997, Executive shall become an employee of the Company and on July 24, 1997, Executive shall become the Chief Executive Officer of the Company, at which time he shall assume the duties and responsibilities commensurate with that position. The Executive will report to the Board of Directors of the Company (the "Board"). During the Contract Term, and excluding any periods of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote the Executive's full attention and time to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive's positions as described herein.

         1.02 Election as Director and Vice Chairman. On July 24, 1997, a special meeting of the Board shall be held to increase the number of the Board by one and to name Executive as a member of the Board with a term expiring in 1999. At the same meeting, Executive will be elected as Vice Chairman of the Board. It is planned that James S. Reid, Jr. will remain as Chairman of the Board until the Annual Meeting in October 1999, at which time Executive will be proposed to the Board as Chairman of the Board.

         1.03    Other Activities.  During the Contract Term (as defined in
Section 2.01), it shall not be a violation of this Agreement for the Executive to serve on civic, charitable or not-for-profit boards or committees (including, without limitation, General Motors Institute), so long as such activities do not significantly interfere with the performance of the Executive's duties in accordance with this Agreement. Executive is also authorized, subject to the same limitation, to serve on the Board of Directors of Simpson Industries. Executive shall not serve on the Board of Directors of any other for-profit corporation without prior approval of the Compensation Committee of the Board. Executive shall relinquish any day-to-day responsibilities relating to Milford Dodge, Inc., Milford, Ohio, but shall be permitted to remain as an investor, director, officer and employee and to own the real estate of the dealership.


                                   ARTICLE II

                               Term of Agreement

         2.01 Term. Subject to the termination provisions hereinafter provided, the term ("Contract Term") of this Agreement shall commence on July 1, 1997 and end on June 30, 1999; provided, however, that the Contract Term shall be automatically extended each day commencing with July 1, 1997 for an additional day so that this Agreement shall at all times have an unexpired term of two (2) years until the date written notice is provided by either the Company or the Executive that this Agreement is not to be further extended or until ten (10) years from the date hereof, whichever shall first occur.


                                  ARTICLE III

                                  Compensation

         3.01 Base Salary. During the Contract Term, the Company shall pay or cause to be paid to the Executive in cash, in accordance with the normal payroll practices of the Company for senior executives, in installments not less frequently than monthly, an annual base salary ("Annual Base Salary") equal to $500,000 during each year of the Contract Term. The Company may from time to time increase the Executive's Annual Base Salary, provided that it shall not be reduced after any such increase, and the term Annual Base Salary as used in this Agreement shall refer to the Annual Base Salary as so increased.

         3.02 Bonus. The Company shall pay or cause to be paid to the Executive a bonus in accordance with the Company's Officers Incentive Bonus Plan, as the same may be amended or modified from time to time, provided, that for the period ending June 30, 1998, Executive shall be paid the greater of $200,000 or the amount to which he would be entitled under said Plan, and further provided that the six (6) months waiting period for eligibility under said Plan is hereby waived.


                                   ARTICLE IV

                                 Other Benefits

         4.01 Incentive, Savings and Retirement Plans. In addition to Annual Base Salary and Annual Bonus, the Executive shall be





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entitled to participate during the Contract Term in all incentive savings and retirement plans, practices, policies and programs applicable to other senior executives of the Company as the same may be amended or modified from time to time, and, in addition:

                 (a) Stock Options: The Company through its Compensation Committee hereby agrees to grant to the Executive options to purchase 200,000 Common Shares of the Company pursuant to the terms of the Company's 1996 Stock Option Plan at an exercise price equal to the fair market price of such stock on the day Executive commences employment with the Company. Executive acknowledges that under the Internal Revenue Code of 1986 the amount of incentive stock options which may be first exercised in any calendar year must be limited to $100,000 and that the balance of the options he will receive each year will be "nonqualified." The options shall be exercisable in accordance with and subject to the terms of the Stock Option Agreements which are attached hereto as Exhibits A (Incentive) and B (Nonqualified), and

                 (b) Restricted Stock: The Company through its Compensation Committee hereby agrees to grant to the Executive as of July 24, 1997, an opportunity to earn 50,000 Common Shares under the Company's 1991 Restricted Stock Plan in accordance with the terms and conditions of and subject to the vesting provisions set forth in the Restricted Stock Agreement which is attached hereto as Exhibit C.

         4.02 Welfare Benefits. During the Contract Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, and without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) applicable to other senior executives of the Company, as the same may be amended or modified from time to time.

         4.03 Fringe Benefits. During the Contract Term, the Executive shall be entitled to other fringe benefits applicable to other senior executives of the Company.

         4.04 Expenses. During the Contract Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by the Executive upon the Company's receipt of accountings in accordance with practices, policies and procedures applicable to other senior executives of the Company.

         4.05 Automobile. During the Contract Term and in accordance with its applicable policies, the Company shall furnish to the





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Executive an automobile of his choice in accordance with the Company's current executive automobile plan.

         4.06 Office and Support Staff. During the Contract Term, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance provided to other senior executives of the Company but which is consistent with his position as Chief Executive Officer.

         4.07 Vacation. During the Contract Term, the Executive shall be entitled to paid vacation time in accordance with the plans, practices, policies, and programs applicable to other senior executives of the Company, but not less than four weeks in each calendar year.

         4.08 Relocation. Executive will be reimbursed by the Company for his temporary living expenses and the cost of relocation from Cincinnati to the Detroit metropolitan area in accordance with the Company's relocation policy.

         4.09 Country Club. During the Contract Term, the Company will reimburse Executive for entrance or admission fees and/or the cost of purchase of stock for a full resident membership in a country club in the Detroit metropolitan area, with Executive making all efforts to be reinstated at Bloomfield Hills Country Club, as well as the monthly dues and any assessments which are levied from time to time by such club.


                                   ARTICLE V

                           Termination of Employment

         5.01 Termination of Employment for Cause or Other Than for Good Reason. If, before the end of the Contract Term, the Company terminates the Executive's employment for Cause or the Executive terminates employment other than for Good Reason, then the Company shall pay to the Executive in a lump sum immediately after the Date of Termination that portion of the Executive's Annual Base Salary and full-year Bonus which is accrued but unpaid as of such Date of Termination, but the Executive shall not be entitled to receive any pro rata bonus for the year in which termination occurs nor any other compensation or benefits under this Agreement.

         5.02 Termination of Employment for Death or Disability. If, before the end of the Contract Term, the Executive's employment terminates due to death or Disability, the Company shall pay to the Executive (or to the Executive's Beneficiary, as defined in Section 7.03) in a lump sum payable immediately after the Date of Termination an amount which is equal to the sum of the following:





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                 (a)      that portion of the Executive's Annual Base Salary
         and any Annual Bonus which is accrued but unpaid as of the Date of Termination,

                 (b) the Executive's pro rata bonus ("Pro Rata Bonus") for any period that has not ended prior to Date of Termination ("Termination Performance Period"), which shall be equal to the product of the Annual Bonus (the Executive's Annual Bonus for the fiscal year immediately preceding the Date of Termination or, if the Date of Termination occurs prior to the end of the first full fiscal year of the Contract Term, equal to $200,000), multiplied by a fraction, the numerator of which is the number of days in the Termination Performance Period which elapsed prior to the Date of Termination, and the denominator of which is the total number of days in the Termination Performance Period, and

                 (c) an amount equal to the product of two times the Executive's Annual Base Salary and Annual Bonus for the fiscal year immediately preceding the Date of Termination (or $200,000 if the Date of Termination occurs prior to the end of the first full fiscal year of the Contract Term).

         5.03 Termination of Employment By The Company Without Cause Or By the Executive for Good Reason. If, before the end of the Contract Term, the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall receive, in a lump sum payable immediately after the Date of Termination, an amount which is equal to the sum of the following:

                 (a) that portion of the Executive's Annual Base Salary and any Annual Bonus which is accrued but unpaid as of the Date of Termination,

                 (b) the Executive's Pro Rata Bonus for the Termination Performance Period calculated in accordance with Section 5.02(b),

                 (c) an amount equal to the Executive's Annual Base Salary which would be payable for the period beginning on the Date of Termination and ending on the last day of the Contract Term, and

                 (d) an amount equal to the Executive's Annual Bonus for the remainder of the Contract Term, equal to the Executive's Annual Bonus for the fiscal year immediately preceding the Date of Termination (or, if the Date of Termination occurs prior to the end of the first full fiscal year of the Contract Term, equal to $200,000), multiplied by the number of full years and portions of years between the Termination Date and the last day of the Contract Term.





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         In addition, Executive shall be entitled to:

                 (e) the exercise and vesting rights set forth in Exhibits A, B and C,

                 (f) the benefits to which the Executive was entitled during the Contract Term under Section 4.02 hereof for the remainder of the Contract Term. Notwithstanding the foregoing, the amount of any benefits provided under Section 4.02 shall be reduced or eliminated to the extent the Executive becomes entitled to duplicative benefits by virtue of his subsequent employment after the Date of Termination, and

                 (g) a continuation of pension benefits under the Company's Salaried Employee's Pension Plan and the Company's Supplemental Salaried Pension Plan for the remainder of the Contract Term.

         5.04 Other Termination Benefits. In addition to any amounts or benefits payable upon termination of employment hereunder as provided herein, the Executive shall be entitled to any payments or benefits required by applicable law.


                                   ARTICLE VI

                              Certain Definitions

         6.01 "Disability" means any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than six (6) months, and that renders the Executive unable to perform the duties required under this Agreement. The date of the determination of Disability is the date on which the Executive is certified as having incurred a Disability by a physician mutually acceptable to the Company and the Executive.

         6.02 "Cause" means (a) the Executive's conviction of or plea of guilty or nolo contendere to any felony or other crime involving dishonesty or moral turpitude; (b) any serious misconduct in the course of the Executive's employment; and (c) the Executive's habitual neglect of the Executive's duties (other than on account of Disability) or the violation of a material Company policy after notice thereof, except that Cause shall not mean:

                          (1)  an isolated instance of bad judgment or
                 negligence;

                          (2) any act or omission believed by the Executive in good faith to have been in or not opposed to the best interest of the Company (without intent of the





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

                 Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled); or

                          (3) any act or omission with respect to which a determination could properly have been made by the Board that the Executive met the applicable standard of conduct for indemnification or reimbursement under the Code of Regulations of the Company, any applicable indemnification agreement or the laws and regulations under which the Company is governed, in each case in effect at the time of such act or omission.

         6.03 "Change in Control" means the occurrence of any of the following events:

                 (1) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d- 3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding capital stock; provided, however, that with respect to any director who on the effective date of this Agreement is the beneficial owner or has the option to acquire 5% or more of such capital stock outstanding on such effective date, capital stock so owned or acquired pursuant to any such options shall not be counted in determining such 20% or more combined voting power;

                 (2) When, during any period of 24 consecutive months during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this
         Section 6.03(2); or

                 (3) The completion of a transaction requiring shareholder approval for the acquisition of the Company by





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

         an entity other than the Company or a Subsidiary through purchase of assets or otherwise or any merger of the Company into another Company (unless the persons who were shareholders of the Company immediately prior to such transaction own more than 70% of the voting stock and value of the surviving company immediately following such merger in substantially the same proportions as they owned immediately prior to the merger).

Provided, however, that if Executive, in his individual capacity, is a party to an agreement under which Executive agrees to the consummation of a transaction which is a Change of Control as described in subparagraphs (1) or (3) above and if Executive pursuant to that agreement becomes an equity holder in the Company or any entity which acquires the Company, then notwithstanding the foregoing provisions of Section 6.03 of this Agreement, unless the Company and Executive shall in writing otherwise agree, such transaction shall not be deemed to be a Change of Control.

         6.04 "Good Reason" means the occurrence of any one of the following events:

                 (a) the failure of the shareholders and the Directors of the Company to elect and re-elect the Executive to be Chief Executive Officer and a member and the Vice Chairman of the Board;

                 (b) assignment to the Executive of any duties materially and adversely inconsistent with the Executive's position as specified in Article I hereof (or such other position to which he may be promoted), including status, offices, or responsibilities as contemplated under Article I of this Agreement or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities;

                 (c) the failure of the Company to assign this Agreement to a successor to the Company; or

                 (d) any failure by the Company to comply with any material provision of this Agreement;

if the Company fails to cure such event within 30 days after written notice from the Executive.

                 Notwithstanding any other provision in this Section 6.04, the Executive shall have Good Reason to terminate employment with the Company for any or no reason during the six-month period following the date on which a Change in Control occurs, unless the Executive in writing waives such right.





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

         6.05 "Date of Termination" means the date as of which the Executive's employment with the Company is terminated by the Company or by the Executive for any reason including, but not limited to, death or Disability.


                                  ARTICLE VII

                                 Miscellaneous

         7.01 Noncompetition Agreement. Executive agrees to execute at the beginning of the Contract Term the Company's Noncompetition, Nondisclosure and Patent Assignment Agreement attached hereto as Exhibit D.

         7.02    Successors.      This Agreement shall be binding upon and
inure to the benefit of the Executive and the Executive's estate and shall be binding on the Company or any successor to the Company.

         7.03 Beneficiary. If the Executive dies prior to receiving all of the salary and bonus and any other amounts payable hereunder, such salary, bonus and other amounts shall be paid in a lump sum payment to the beneficiary designated in writing by the Executive ("Beneficiary") and if no such Beneficiary is designated, to the Executive's estate.

         7.04 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and, except as provided in Section 7.03, any such attempt to dispose of any right to benefits payable hereunder shall be void.

         7.05 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

         7.06 Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a





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

waiver of any later default thereof or of any other term, covenant, agreement or condition.

         7.07 Notices. All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:             The Standard Products Company
                                        2401 South Gulley Road
                                        Dearborn, Michigan 48124
                                        Attn:  Vice President, Finance

                                        and

                                        Baker & Hostetler
                                        3200 National City Center
                                        1900 East 9th Street
                                        Cleveland, Ohio 44114
                                        Attn:  John D. Drinko

         If to the Executive:           Mr. Ronald L. Roudebush
                                        7386 Riverpoint Lane
                                        Cincinnati, Ohio 45255

         with a copy to:                Sotiroff & Abramczyk
                                        30400 Telegraph Road
                                        Bingham Farms, Michigan 48025
                                        Attn:  Philip Sotiroff

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

         7.08 Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         7.09 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

         7.10 Effect on Other Agreements. This Agreement shall supersede all prior agreements, promises and representations regarding severance or other payments contingent upon termination of employment.

         7.11 Filing with SEC. Executive acknowledges that the Company expects to file this Agreement as an exhibit to one of





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

the Company's periodic filings with the Securities and Exchange Commission, and Executive consents to such action.

         7.12 Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Ohio, without regard to its choice of law principles.

                 IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        THE STANDARD PRODUCTS COMPANY



                                        By:/s/ James S. Reid, Jr.
                                           --------------------------------
                                            James S. Reid, Jr.,
                                            Chairman

                                        EXECUTIVE



                                        /s/ Ronald L. Roudebush
                                        -----------------------------------
                                        Ronald L. Roudebush

                                                                      EXHIBIT A


                         THE STANDARD PRODUCTS COMPANY
                        1996 EMPLOYEE STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT


                 THE STANDARD PRODUCTS COMPANY (the "Company"), for One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, hereby grants to RONALD L. ROUDEBUSH (the "Holder") the right to purchase, at the option of the Holder, an aggregate of 15,840 Common Shares, $1 par value, of the Company (the "Shares"), at $25.25 per Share, upon the following terms and conditions:

                 1. None of the Shares subject hereto may be purchased during the first twelve-month period from and after the date hereof, except as provided in Section 3. Thereafter, shares subject hereto may be purchased in the amounts and subject to the vesting schedule set forth below and the provisions of Section 3:

                                VESTING SCHEDULE
                                ----------------

                 Vesting Date                               Number of Shares
                 ------------                               ----------------
                 July 2, 1998                                       3,960
                 July 2, 1999                                       3,960
                 July 2, 2000                                       3,960
                 July 2, 2001                                       3,960


                 Not more than forty percent (40%) of the number of Shares subject hereto may be purchased during any one-year period. Subject to the foregoing restrictions and vesting schedule, this option may be exercised in blocks of 50 or more Shares after July 2, 1998, and prior to a date ten (10) years from the date hereof, but not thereafter, by (i) the giving by the Holder to the Company, at its principal office in Dearborn, Michigan, of a written notice of such election, specifying the number of Shares then being purchased,
(ii) the payment by the Holder to the Company of the purchase price of the Shares so specified and (iii) the giving by the Holder to the Company of the Holder's written representation that the Shares being purchased are being acquired not with a view to resale or distribution and that such Shares will not be sold or otherwise transferred except in compliance with the Securities Act of 1933 (the "1933 Act") and applicable state securities laws and authorizing the Company to imprint the certificates evidencing such Shares with a legend to that effect; provided that if, either before or after the issuance of this option, a registration is effected under the 1933 Act and applicable state securities laws with respect to the Shares subject to the Company's 1996 Employee Stock Option Plan (the "Plan") which are the subject of this option, then, in that event, any restrictions in this subparagraph (iii) or in any undertaking made pursuant hereto shall become inoperative. Upon receipt of such notice, payment and any required representation, the Company will promptly cause certificates for such number of Shares so purchased to be issued and delivered to the Holder; provided, however, no Shares shall be issued and delivered upon any exercise of this option unless and until, in the opinion of counsel for the Company, any and all applicable federal and state securities laws pertaining to the issuance and delivery of such Shares have been complied with in full.

                 2. Payment of the purchase price may be made in cash or in Shares of the Company valued at the closing sales price per Share (or in the event there are not sales then the average of the closing bid and asked price per Share) on the New York Stock Exchange on the last trading day preceding the date on which the option is exercised.

                 3. This option may not be exercised unless the Holder is at the time of exercise in the employ of the Company and shall have been continuously so employed since the option was granted; provided, however:

                 (i) In the event of a Change of Control (as that term is defined in Section 6.03 of the Agreement between the Holder and the Company dated July 1, 1997), all unvested Shares shall immediately become vested and in the event the employment of the Holder is terminated by the Company without Cause or by the Holder for Good Reason (as those terms are defined in said Agreement) within three (3) months next succeeding such termination, the Holder may exercise the option to purchase all vested Shares plus all unvested Shares, and

                 (ii) In the event of death or Disability (as defined in said Agreement) of the Holder while in the employ of the Company, this option may be exercised within one year of said death or Disability with respect to all vested shares plus all unvested Shares by the Holder and, in the case of death, only by the executor or administrator of his estate, and

                 (iii) In the event of the termination of the Holder's employment for any reason other than as specified in (i) or (ii) above, the Holder may exercise this option within three (3) months next succeeding such termination of employment, or within the balance of the period of this option if less than three (3) months, to the extent that he was entitled to exercise it at the date of such termination.

                 4. The rights hereby granted are non-transferable and non-assignable and may be exercised, during his lifetime, only by the Holder (or in the case of the permanent and total disability of the Holder, by his duly authorized legal representative but only if, and to the extent, permitted by Section 422 of the Code) and, after his death, only by the executor or administrator of the estate of the Holder as and to the extent provided in Paragraph 1 and 3 hereof.

                 5. In the event of any change in the number or kind of outstanding Shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, then, in each such event, the Company, by action of its Compensation Committee (the "Committee"), shall make such adjustment, if any, in the number and kind of Shares subject to this option and in the price per Share to be paid upon such subsequent exercise of this option as shall be necessary to preserve the economic value of the Option for the Holder.

                 6. This option is granted under and pursuant to the 1996 Employee Stock Option Plan (the "Plan") of the Company.

                 7. No later than the date as of which an amount first becomes includable in the gross income of the Holder for federal income tax purposes with respect to the option granted hereunder, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with shares, including Shares that are part of the option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

                 8. This option may not be exercised unless and until the Shares subject hereto have been listed on the New York Stock Exchange.

                 9. The option granted hereunder is intended to be an incentive stock option under the Code. This option shall be construed and exercised consistent with the intention that it be an incentive stock option and its terms may be changed by action of the Board of Directors of the Company to the extent necessary to meet the requirements of an incentive stock option and in accordance with the Plan.

                 10. The Plan and the option granted hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

                 IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed and its corporate seal to be affixed hereto by its duly authorized officers as of the 1st day of July 1997.


                                        THE STANDARD PRODUCTS COMPANY


                                        By  /s/ J.S. Reid, Jr.
                                           ---------------------------------

Attest:
       /s/ Richard N. Jacobson
------------------------------------


The foregoing option is hereby accepted.

/s/ Ronald L. Roudebush
------------------------------------
         (Signature)

                                                                     EXHIBIT B


                         THE STANDARD PRODUCTS COMPANY
                        1996 EMPLOYEE STOCK OPTION PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT


                 THE STANDARD PRODUCTS COMPANY (the "Company"), for One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, hereby grants to RONALD L. ROUDEBRUSH (the "Holder") the right to purchase, at the option of the Holder, an aggregate of 184,160 Common Shares, $1 par value, of the Company (the "Shares"), at $25.25 per Share, upon the following terms and conditions:

                 1. None of the Shares subject hereto may be purchased during the first twelve-month period from and after the date hereof, except as provided in Section 3. Thereafter, shares subject hereto may be purchased in the amounts and subject to the vesting schedule set forth below and the provisions of Section 3:

                                VESTING SCHEDULE

                 Vesting Date                               Number of Shares
                 ------------                               ----------------
                 July 2, 1998                                       46,040
                 July 2, 1999                                       46,040
                 July 2, 2000                                       46,040
                 July 2, 2001                                       46,040


                 Not more than forty percent (40%) of the number of Shares subject hereto may be purchased during any one-year period. Subject to the foregoing restrictions and vesting schedule, this option may be exercised in blocks of 50 or more Shares after July 2, 1998, and prior to a date ten (10) years from the date hereof, but not thereafter, by (i) the giving by the Holder to the Company, at its principal office in Dearborn, Michigan, of a written notice of such election, specifying the number of Shares then being purchased,
(ii) the payment by the Holder to the Company of the purchase price of the Shares so specified and (iii) the giving by the Holder to the Company of the Holder's written representation that the Shares being purchased are being acquired not with a view to resale or distribution and that such Shares will not be sold or otherwise transferred except in compliance with the Securities Act of 1933 (the "1933 Act") and applicable state securities laws and authorizing the Company to imprint the certificates evidencing such Shares with a legend to that effect; provided that if, either before or after the issuance of this option, a registration is effected under the 1933 Act and applicable state securities laws with respect to the Shares subject to the Company's 1996 Employee Stock Option Plan (the "Plan") which are the subject of this option, then, in that event, any restrictions in this subparagraph (iii) or in any undertaking made pursuant hereto shall become inoperative. Upon receipt of such notice, payment and any required representation, the Company will promptly cause certificates for such number of Shares so purchased to be issued and delivered to the Holder; provided, however, no Shares shall be issued and delivered upon any exercise of this option unless and until, in the opinion of counsel for the Company, any and all applicable federal or state securities laws pertaining to the issuance and delivery of such Shares have been complied with in full.

                 2. Payment of the purchase price may be made in cash or in Shares of the Company valued at the closing sales price per Share (or in the event there are not sales then the average of the closing bid and asked price per Share) on the New York Stock Exchange on the last trading day preceding the date on which the option is exercised.

                 3. This option may not be exercised unless the Holder is at the time of exercise in the employ of the Company and shall have been continuously so employed since the option was granted; provided, however:

                 (i) In the event of a Change of Control (as that term is defined in Section 6.03 of the Agreement between the Holder and the Company dated July 1, 1997), all unvested Shares shall immediately become vested and in the event the employment of the Holder is terminated by the Company without Cause or by the Holder for Good Reason (as those terms are defined in said Agreement) within three (3) months next succeeding such termination, the Holder may exercise the option to purchase all vested Shares plus all unvested Shares, and

                 (ii) In the event of the death or Disability (as defined in said Agreement) of the Holder while in the employ of the Company, this option may be exercised within one year of said death or Disability with respect to all vested Shares plus all unvested Shares by the Holder and, in the case of death, only by the executor or administrator of his estate, and

                 (iii) In the event of the termination of the Holder's employment for any reason other than as specified in (i) or (ii) above, the Holder may exercise this option within three (3) months next succeeding such termination of employment, or within the balance of the period of this option if less than three (3) months, to the extent that he was entitled to exercise it at the date of such termination.

                 4. The rights hereby granted are non-transferable and non-assignable and may be exercised, during his lifetime, only by the Holder (or in the case of the permanent and total disability of the Holder, by his duly authorized legal representative but only if, and to the extent, permitted by Section 422 of the Code) and, after his death, only by the executor or administrator of the estate of the Holder as and to the extent provided in Paragraph 1 and 3 hereof.

                 5. In the event of any change in the number or kind of outstanding Shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, then, in each such event, the Company, by action of its Compensation Committee (the "Committee"), shall make such adjustment, if any, in the number and kind of Shares subject to this option and in the price per Share to be paid upon such subsequent exercise of this option as shall be necessary to preserve the economic value of the Option for the Holder.

                 6. This option is granted under and pursuant to the 1996 Employee Stock Option Plan (the Plan") of the Company.

                 7. No later than the date as of which an amount first becomes includable in the gross income of the Holder for federal income tax purposes with respect to the option granted hereunder, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with shares, including Shares that are part of the option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

                 8. This option may not be exercised unless and until the Shares subject hereto have been listed on the New York Stock Exchange.

                 9. The option granted hereunder shall not be treated as an incentive stock option under the Code.

                 10. The Plan and the option granted hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

                 IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed and its corporate seal to be affixed hereto by its duly authorized officers as of the 1st day of July 1997.


                                                   THE STANDARD PRODUCTS COMPANY


                                                   By /s/ J.S. Reid, Jr.
                                                      -------------------------

Attest:

/s/ Richard N. Jacobson
----------------------------------

The foregoing option is hereby accepted.

/s/ Ronald L. Roudebush
----------------------------------
         (Signature)

                         THE STANDARD PRODUCTS COMPANY
                           RESTRICTED STOCK AGREEMENT
                                                                       EXHIBIT C

   This Restricted Stock Agreement (this "Agreement"), made as of this 1st day of July 1997, by and between The Standard Products Company, an Ohio corporation (the "Company"), and RONALD L. ROUDEBUSH ("Executive") under The Standard Products Company 1991 Restricted Plan (the "Plan");

   1. The Company hereby awards to Executive up to Fifty Thousand (50,000) Common Shares, $1.00 par value, of the Company ("Common Shares"), which may be earned at a rate of up to 12,500 Common Shares per year in the current fiscal year and each of the three succeeding fiscal years, in all respects subject to the terms, conditions and provisions of this Agreement and the Plan, a copy of which is attached to this Agreement and incorporated herein by reference.

   2. Common Shares awarded to Executive hereunder are subject to restriction and may not be sold, transferred or otherwise assigned until such shares are earned in accordance with paragraph 3 hereof and have vested in accordance with paragraph 4 hereof. Notwithstanding the foregoing, however, Common Shares awarded to Executive hereunder which are earned but non-vested or awarded Common Shares that remain available to Executive but are unearned shall immediately vest in Executive upon a Change in Control of the Company (as defined in the Plan). In the event of Executive's death, all earned but non-vested Common Shares and one-half of all awarded Common Shares that remain available to Executive, but are unearned, shall vest in Executive's designated beneficiary.

   3. The number of awarded Common Shares which may be earned with respect to each fiscal year at a rate of up to 12,500 Common Shares per year in the current fiscal year and each of the succeeding three fiscal years equals the product of 12,500 multiplied by the ratio of the cash bonus earned by Executive under the Company's Officers Bonus Plan over the maximum possible cash bonus which Executive could have earned under such Plan with respect to each such fiscal year. No more than 12,500 Common Shares may be earned in any one fiscal year and no Common Shares may be earned with respect to any fiscal year after the fiscal year ending June 30, 2001.

   4. Common Shares awarded hereunder and earned by Executive in accordance with paragraph 3 above shall become vested in Executive at the end of the third fiscal year following the end of the fiscal year in which such Common Shares are earned.

   5. Common Shares awarded hereunder and earned in accordance with paragraph 3 above shall be issued in the name of Executive, and the Company's transfer agent will show Executive as the owner of record of such Common Shares. Executive will have all rights of a shareholder with respect to awarded and earned Common Shares, including the right to vote such shares, subject to the limitations imposed by this Agreement and the Plan. The certificates representing awarded and earned Common Shares shall not be delivered to Executive until such Common Shares become vested. If Executive shall voluntarily cease to be an employee of the Company prior to vesting of Common Shares (whether such Common Shares are earned or unearned), Executive shall forfeit to the Company all Common Shares not then vested in Executive. In this regard, simultaneously with the issuance of certificates representing awarded and earned Common Shares, Executive shall execute and deliver stock powers forfeiting to the Company Common Shares awarded and earned hereunder but not vested in the event Executive voluntarily ceases to be an employee of the Company prior to any vesting date. Executive acknowledges that Common Shares awarded hereunder shall be subject to the restrictions and risks of forfeiture contained herein and in Section 8 of the Plan.

   6. Executive hereby agrees that he shall pay to the Company, in cash, any United States federal, state or local taxes of any kind required by law to be withheld with respect to the Common Shares awarded to him hereunder. If Executive does not make such payment to the Company, the Company shall have the right to deduct from any payment of any kind otherwise due to Executive from the Company (or from any subsidiary of the Company), any federal, state or local taxes of any kind required by law to be withheld with respect to Common Shares awarded to Executive under this Agreement.

   7. Executive represents that Common Shares awarded hereunder are being acquired by Executive not with a view toward resale or distribution and Executive will not sell or otherwise transfer such Common Shares except in compliance with the Securities Act of 1933 and the rules and regulations promulgated thereunder. Executive hereby acknowledges that Common Shares awarded hereunder shall bear legends and statements evidencing such restrictions and other restrictions contained in Section 8 of the Plan.

                                          THE STANDARD PRODUCTS COMPANY

                                          By /s/ Richard N. Jacobson
                                             --------------------------------
                                          Title General Counsel and Secretary
                                                -----------------------------
                                          Date July 1, 1997
                                               ------

   Executive acknowledges receipt of the Plan, a copy of which is attached hereto, and represents that he is familiar with the terms and provisions thereof, and hereby agrees that Common Shares granted under this Agreement are subject to all terms and provisions of this Agreement. Executive hereby agrees to accept as binding, conclusive and firm all decisions and interpretations of the Compensation Committee of the Board of Directors of the Company.

                                          EXECUTIVE
                                          /s/ Ronald L. Roudebush
                                          -----------------------------

                                          Date July 1, 1997
                                               ------

                                                                EXHIBIT D

                                               Revised New Hire:  April 17, 1997
                         THE STANDARD PRODUCTS COMPANY
                       NONCOMPETITION, NONDISCLOSURE  AND
                          PATENT ASSIGNMENT AGREEMENT

     This Noncompetition, Nondisclosure and Patent Assignment Agreement (this "Agreement") is entered into this 1st day of July, 1997, by and between Ronald
L. Roudebush("Employee") and The Standard Products Company, an Ohio corporation.

     WHEREAS, The Standard Products Company, or one of its subsidiaries or affiliates (The Standard Products Company and its subsidiaries and affiliates are collectively referred to herein as the "Company"), has agreed to employ Employee pursuant to the Employment Agreement dated July 1, 1997 (the "Employment Agreement").

     WHEREAS, the Company is unwilling to employ Employee without Employee agreeing to be bound by the covenants and agreements of Employee set forth in this Agreement;

     WHEREAS, during the course of Employee's employment with the Company, Employee may gain access to or knowledge of, or work on the development or creation of, confidential and proprietary information, including: (a) supplier and customer lists and supplier and customer-specific information; (b) marketing plans and proposals; (c) product and process designs, formulas, processes, plans, drawings and concepts; (d) research and development data and materials, including those relating to the research and development of products, materials or manufacturing and other processes; (e) financial and accounting records; and (f) other information with respect to the Company which if divulged to the Company's competitors would impair the Company's ability to compete in the marketplace (such information is collectively referred to as "Proprietary Information"); and

     WHEREAS, the Company is now selling products throughout the United States and in Brazil, Canada, France, Germany, Italy, Korea, Mexico, Spain, Sweden, the United Kingdom and other members of the European Economic Community (such countries, together with any other countries in which the Company is currently conducting, or conducts business at any time during the course of Employee's employment with the Company, are hereinafter collectively referred to as the "Foreign countries");

     NOW, THEREFORE, in consideration of Employee's employment with the Company, the salary or wages to be paid and benefits to be provided by the Company, and other consideration, the sufficiency of which is hereby expressly acknowledged, Employee agrees as follows:

     1. During the term of Employee's employment with the Company and for a period of twelve (12) months after termination of Employee's employment with the Company for any reason, or for such shorter period as the Company may agree in writing, Employee shall not directly or indirectly engage in any activity, whether on Employee's own behalf or as an employee, consultant or independent contractor of any other person or entity which competes with the Company within the United States or any of the Foreign countries, for the development, production or sale of any product, material or process to be sold, produced or used by the Company during the course of Employee's employment with the Company, including any product, material or process which may be under development by the Company during the course of Employee's employment with the Company and of which Employee has, or hereafter gains, knowledge.

     2. The noncompetition covenant set forth above will not impose undue hardship on Employee and is reasonable in both geographic scope and duration in view of: (a) the Company's legitimate interest in protecting its Proprietary Information, the disclosure of which to the Company's competitors would substantially and unfairly impair the Company's ability to compete in the marketplace or substantially and unfairly benefit the Company's competitors;
(b) the specialized training to be provided to Employee by the Company and the experience to be gained by Employee during the course of Employee's employment with the Company; (c) the fact that the services to be rendered by Employee on behalf of the Company will be specialized, unique and extraordinary; (d) the fact that the Company directly competes within the United States and the Foreign countries in the sale, production and development of products, materials or processes; and (e) the consideration provided by the Company.

     3. Employee shall not disclose or divulge Proprietary Information to any person or entity at any time during the course of Employee's employment with the Company or at any time thereafter, except as may be required in the ordinary course and good-faith performance of Employee's employment with the Company. At the time of termination of Employee's employment with the Company for any reason, or at such time as the Company may request, Employee shall promptly deliver or return, without retaining any copies, all Proprietary Information in Employee's possession or control, whether in the form of computer-generated documents or otherwise, and, pursuant to the Company's instructions, shall erase, destroy or return all stored data, whether stored on computer or otherwise, and shall not attempt to use or restore any such data.

     4. During the term of Employee's employment with the Company and for a period of twenty-four (24) months after termination of the Employee's employment with the Company for any reason, Employee will not employ, hire, solicit, induce or identify for employment or attempt to employ, hire, solicit, induce or identify for employment, directly or indirectly, any employee(s) of the Company to leave his or her employment and become an employee, consultant or representative of any other entity, including but not limited to Employee's new employer, if any.

     5. The noncompetition and nondisclosure covenants set forth above are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages in an action at law. A breach by Employee of this Agreement will cause the Company great and irreparable injury and damage. Therefore, the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Employee. This paragraph shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.

     6. Employee shall promptly and fully disclose in writing to the Company any inventions, improvements, discoveries, operating techniques, or "know-how", whether patentable or not (hereinafter referred to as the "Inventions"), conceived or discovered by Employee, either solely or jointly with others, during the course of Employee's employment with the Company, or within six (6) months thereafter.

     7. Employee shall on the request of the Company, and hereby does, assign to the Company all of Employee's right, title and interest in any of the Inventions which relate to, or are useful in connection with, any aspect of the business of the Company as carried on or contemplated at the time the Invention is made, whether or not Employee's duties are directly related thereto, and the Company shall be the sole and absolute owner of any of the Inventions so assigned; Employee shall perform any further acts or execute any papers at the expense of the Company which it may consider necessary to secure for the Company or its successors or assigns any and all rights relating to the Inventions, including patents in the United States and Foreign countries.

     8. The Company shall be the sole judge as to whether the Inventions are related to or useful in connection with any aspect of the business of the Company as carried on or contemplated at the time the Invention is made and as to whether patent applications should be filed in the United States or in Foreign countries.

     9. The Company shall have the option of taking a permanent, royalty-free license to manufacture, use, and sell any of the Inventions conceived or discovered by Employee during the course of Employee's employment with the Company, or within six (6) months thereafter, that are not assigned to the Company under paragraph 7.

     10. Attached hereto as Schedule 1 is a complete list of all patented and unpatented Inventions conceived or discovered by Employee, either solely or jointly with others, prior to the commencement of Employee's employment with the Company and which are to be excluded from the provisions of this Agreement.

     11. In the event that Employee conceives or discovers any Invention during the course of Employee's employment with the Company, or within six (6) months thereafter, which does not relate to, and is not useful in connection with, any aspect of the business of the Company as carried on or contemplated at the time the Invention is made or discovered, the Company shall, upon the written request of Employee and within ninety (90) days of the receipt thereof, notify Employee whether or not it desires to retain ownership of such invention. If the Company elects not to retain such ownership, it shall accompany such notice
with a reassignment of its interest in such Invention to Employee.   If, at any
time after the filing of a patent application for any such Invention, the Company elects to retain only license rights therein, the Company shall convey to Employee ownership therein subject to such license rights and shall prosecute such application to final allowance or rejection.

     12. Employee agrees to give an exit interview to the Company upon termination of his employment for any reason. Employee further agrees that the Company may notify anyone employing him or evidencing an intention to employ him of the existence of this Agreement.

     13. Upon the execution of this Agreement by Employee and the Company, any and all previous agreements between Employee and the Company relating specifically to the subject matter of this Agreement shall be null and void and this Agreement shall constitute the sole agreement between the parties with respect to the subject matter hereof.

     14. This Agreement shall inure to the benefit of the Company and any successors and assigns of the Company.

     15. Any waiver of a right under this Agreement shall not be deemed or interpreted as a waiver of any other rights under this Agreement.

     16. This Agreement does not and shall not be construed to create any contract or term of employment or create any Employee rights regarding terms and conditions of employment, and employee shall at all times remain and be deemed an employee at will.

     17. Any alteration, modification or waiver of any of the terms of this Agreement must be made or approved by the Company in writing.

     18. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, Employee acknowledges and agrees that such court shall have jurisdiction to reform this Agreement so that it is enforceable to the maximum extent permitted by law, and Employee and the Company agree to abide by such court's determination. If such unenforceable provision cannot be reformed, such provision shall be severed, but every other provision of this Agreement shall remain in full force and effect.

     19. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, this Agreement has been executed by Employee and on behalf of The Standard Products Company, by its duly authorized officer, as of the day and year first above written.



WITNESSES:EMPLOYEE:

/s/ Gloria J. Toth                              /s/ Ronald L. Roudebush
---------------------------                     ----------------------------

/s/ F. Sudres - Kovac
---------------------------


THE STANDARD PRODUCTS COMPANY


By: /s/ J. S. Reid, Jr.
   ----------------------------------


Title:  Chairman and Chief Executive Officer
      ----------------------------------------



cc:  Corporate Human Resources

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

                                   SCHEDULE 1

                   LIST OF INVENTIONS EXCLUDED FROM AGREEMENT




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